                          Exhibit 10.36

                                                 Amended as of December 17, 2003
                                   AMENDMENT NO. 2
                                        TO
                                 THE TIMKEN COMPANY
                         1996 DEFERRED COMPENSATION PLAN
     The Timken Company hereby adopts this Amendment No. 2 to the 1996 Deferred
Compensation Plan for The Timken Company (the "Plan"), effective as of
December ___, 2003. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined, provided, however, in the case where a word or phrase used herein with initial capital letters is specifically identified as being used herein as defined in The Timken Company -
Latrobe Steel Company Savings and Investment Pension Plan (referred to herein as the "Savings and Investment Pension Plan"), the word or phrase shall be used herein as so defined in the Savings and Investment Pension Plan.

     Article VI of the Plan is hereby added to the Plan to read as follows:
                                   ARTICLE VI

                           EXCESS CORE CONTRIBUTIONS
     1.  Purpose.  The purpose of this Article VI is to amend the Plan such that certain contributions designated by the Company (referred to herein as "Excess
Core Contributions") may be deferred and paid to Eligible Associates under the terms of the Plan.  The provisions of this Article VI shall supercede the provisions of Article II with respect to Excess Core Contributions.  All other provisions of the Plan shall apply to Excess Core Contributions.
     2.  Designation of Excess Core Contributions.  Prior to the beginning of a
Year in which the Company may make an Excess Core Contribution(s) with respect to an Eligible Associate, the General Manager - Total Rewards of the Company (or
other Company administrative representative as may be designated by the
Committee) shall notify the Eligible Associate of the formula to determine the amount of the Excess Core Contribution(s) for the Eligible Associate and timing of such Excess Core Contribution(s).
     3.  Vested Excess Core Contributions and Unvested Excess Core
Contributions.  In the case of an Eligible Associate with at least three Years of Service (as defined in and determined under the Savings and Investment
Pension Plan) ("Years of Service") as of the date an Excess Core Contribution is made with respect thereto, such Excess Core Contribution shall be referred to herein as a "Vested Excess Core Contribution".  In the case of an Eligible
Associate with less than three Years of Service as of the date an Excess Core
Contribution is made with respect thereto, such Excess Core Contribution shall be referred to herein as an "Unvested Excess Core Contribution".
     4. Election to Defer.  An Eligible Associate who desires to defer all or part of his or her Vested or Unvested Excess Core Contribution(s) for a Year
pursuant to this Plan must complete and deliver an Election Agreement to the
General Manager - Total Rewards of the Company (or other Company administrative representative as may be designated by the Committee) prior to the beginning of the Year for which the Excess Core Contribution(s) are made.  Notwithstanding the preceding sentence, (i) with respect to any Excess Core Contribution(s) for
2004, an Eligible Associate may deliver an Election Agreement within 30 days of the Company's adoption of this Amendment No. 2, (ii) in the first Year in which an individual becomes an Eligible Associate, the individual may deliver an
Election Agreement, with respect to any Excess Core Contribution(s) made subsequent to filing of such Election Agreement, within 30 days after the individual becomes an Eligible Associate and (iii) an Eligible Associate with less than three Years of Service as of the date of an Excess Core Contribution shall elect, or (in the absence of a properly filed Election Agreement) shall be deemed to have elected, to defer all of his or her Unvested Excess Core
Contribution for a Year (and any Election Agreement to the contrary shall be disregarded and treated as not properly filed hereunder).  An Eligible Associate who defers Excess Core Contribution(s) pursuant to the terms of the Plan shall be a Participant.  In order to be effective to revoke or modify an election to defer Excess Core Contribution(s) for any particular Year, a revocation or modification must be delivered prior to the beginning of the Year for which the
Excess Core Contribution(s) are made.
     5.  Amount Deferred; Period of Deferral.  A Participant shall designate on the  Election Agreement the percentage or the dollar amount of his or her Excess
Core Contribution(s) that is to be deferred.  The applicable percentage(s) or dollar amount(s) of Excess Core Contribution(s) shall be deferred until (i) the date the Participant ceases to be an associate by death, retirement or otherwise or (ii) the date otherwise specified by the Participant in the Election
Agreement, including a date determined by reference to the date the Participant ceases to be an associate by death, retirement or otherwise; provided, however, that with respect to the deferral of any Unvested Excess Core Contribution(s), the period of deferral can end no sooner than the date on which the Eligible
Associate has achieved three Years of Service.
     6.  Accounts.  An Excess Core Contribution that a Participant defers under this Plan shall be treated as if it was credited to an Account on the date the
Excess Core Contribution is made.  A separate Account shall be maintained with respect to Vested Excess Core Contribution(s) and Unvested Excess Core
Contribution(s).  All accounts will be credited with interest computed quarterly
(based on calendar quarters) on the lowest balance in the Account during each quarter at such rate and in such manner as determined from time to time by the
Committee.  Unless otherwise determined by the Committee, interest to be credited hereunder shall be credited at the prime rate in effect according to the Wall Street Journal on the last day of each calendar quarter plus one percent.  Interest for a calendar quarter shall be credited to the Account as of the first day of the following quarter.
     7.  Forefeiture of Accounts.  If as of the date of a Participant's termination of employment the Participant has not achieved three Years of
Service (as defined in and determined under the Savings and Investment Pension
Plan), the Participant shall forfeit his or her Account relating to any Unvested
Excess Core Contribution(s), including any interest credited to such Account.
Notwithstanding the preceding sentence, a Participant shall not forfeit  his or her Account relating to any Unvested Excess Core Contribtion(s) if the
Participant's termination of service is due to death, Disability (as defined in the Savings and Investment Pension Plan) or Retirement (as defined in the
Savings and Investment Pension Plan).  Except as described above, a
Participant's Account(s) shall be nonforfeitable.
     8.  Payment of Accounts.  Unless forfeited pursuant to Section 7 of this
Article, the amount of a Participant's Account(s) attributable to Excess Core
Contribution(s) shall be paid to the Participant in a lump sum or in a number of approximately equal quarterly installments, not to exceed 40, as designated by the Participant in the Election Agreement.  The amount of such Account(s)
remaining unpaid shall continue to bear interest, as provided in Section 6 of this Article.  The lump sum payment or the first quarterly installment, as the case may be, shall be made as soon as practicable following the end of the period of deferral as specified in Section 5 of this Article.

     9.  Failure to Timely File Election.  If in the case of a Vested Excess
Core Contribution an Eligible Associate fails to timely file an Election
Agreement, the Company within a reasonable period of time after the close of the Year for which the Vested Excess Core Contribution was made shall pay to the
Eligible Associate in a lump sum an amount equal to the Vested Excess Core
Contribution without interest.  If in the case of an Unvested Core Contribution an Eligible Associate fails to file properly an Election Agreement, the Eligible
Associate nevertheless shall be deemed as if the Eligible Associate had timely filed an Election Agreement electing a lump sum payment to be made within a reasonable time after the Eligible Associate has achieved three Years of
Service.
     10.  Death of a Participant.  In the event of the death of a Participant, the amount of the Participant's Account(s) shall be paid to the Beneficiary or
Beneficiaries designated in writing by the Participant (the "Beneficiary
Designation") in accordance with the Participant's Election Agreement and
Section 8 of this Article.  A Participant's Beneficiary Designation may be
changed at any time prior to his or her death by the execution and delivery of a new Beneficiary Designation.  The Beneficiary Designation on file with the
Company that bears the latest date at the time of the Participant's death shall govern.  In the absence of a Beneficiary Designation or the failure of any
Beneficiary to survive the Participant, the amount of the Participant's
Account(s) shall be paid to the Participant's estate in a lump sum 90 days after the appointment of an executor or administrator.  In the event of the death of the Beneficiary or Beneficiaries after the death of a Participant, the remaining amount of the Account(s) shall be paid in a lump sum to the estate of the last
Beneficiary to receive payments 90 days after the appointment of an executor or administrator.

     11.  Small Payments.  Notwithstanding the foregoing, if installment payments elected by a Participant would result in a payment with a value of less than $500, the entire amount of the Participant's Account(s) may at the discretion of the Company be paid in a lump sum in accordance with Section 8 of this Article.
     12.  Acceleration.  Notwithstanding the provisions of the foregoing, in the event of an unforeseeable emergency, as defined in section 1.457-2(h)(4) and
(5) of the Income Tax Regulations, that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if acceleration were not permitted, the Committee may in its sole discretion accelerate the payment to the Participant or Beneficiary of the amount of his or her Account(s), but only up to the amount necessary to meet the emergency.

     Executed as of the _____ day of __________, 2003.

                                                THE TIMKEN COMPANY

                                                By:  ___________________________
                                                Name:  _________________________
                                                Title:  ________________________